TYSON FOODS REPORTS FIRST QUARTER 2023 RESULTS
Company delivers record high first quarter sales performance
Springdale, Arkansas – February 6, 2023 – Tyson Foods, Inc. (NYSE: TSN), one of the world’s largest food companies and a recognized leader in protein with leading brands including Tyson, Jimmy Dean, Hillshire Farm, Ball Park, Wright, Aidells, ibp and State Fair, today reported the following results:

(in millions, except per share data)	First Quarter
	2023	2022
Sales	$13,260	$12,933

Operating Income	$467	$1,455
Adjusted[1] Operating Income (non-GAAP)	$453	$1,432

Net Income Per Share Attributable to Tyson	$0.88	$3.07
Adjusted[1] Net Income Per Share Attributable to Tyson (non-GAAP)	$0.85	$2.87
1 The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Adjusted operating income and adjusted net income per share attributable to Tyson (Adjusted EPS) are non-GAAP financial measures. Refer to the end of this release for an explanation and reconciliation of these and other non-GAAP financial measures used in this release to comparable GAAP measures.
First Quarter Highlights
•Sales of $13,260 million up 2.5% from prior year
•GAAP operating income of $467 million, down 68% from prior year; Adjusted operating income of $453 million, down 68% from prior year
•GAAP EPS of $0.88, down 71% from prior year; Adjusted EPS of $0.85, down 70% from prior year
•Total Company GAAP operating margin of 3.5%; Adjusted operating margin (non-GAAP) of 3.4%
•Repurchased 4.9 million shares for $313 million
•Liquidity of $2.9 billion at December 31, 2022
“We executed our strategy in Q1, growing volume, improving staffing levels, investing in automation and building inventory to meet customer demand, all while maintaining a focus on liquidity and financial health,” said Tyson Foods President and CEO Donnie King. “The strength of our retail brands, including Tyson®, Jimmy Dean®, Hillshire Farm®, and Ball Park, was demonstrated by the growth in Prepared Foods, most notably with Jimmy Dean ending the quarter at its all-time highest volume share. Our advantaged brands in advantaged categories uniquely position us to win in the marketplace.”
“We faced some challenges in the first quarter. Market dynamics and some operational inefficiencies impacted our profitability. We expect to improve our performance through the back half of fiscal 2023 and into the future, as we strive to execute with excellence and work to become best in class in our industry.”
“We are optimistic about the long-term outlook for Tyson. We have the world’s greatest protein brands, an incredible team, and a sound strategy to serve our customers and delight consumers with high-quality, sustainable, affordable protein.”

SEGMENT RESULTS (in millions)

Sales
(for the first quarter ended December 31, 2022, and January 1, 2022)
	First Quarter
			Volume	Avg. Price
	2023	2022	Change	Change
Beef	$4,723	$5,002	2.9%	(8.5)%
Pork	1,529	1,626	(7.4)%	1.4%
Chicken	4,263	3,890	2.5%	7.1%
Prepared Foods	2,538	2,333	1.2%	7.6%
International/Other	612	550	6.4%	4.9%
Intersegment Sales	(405)	(468)	n/a	n/a
Total	$13,260	$12,933	0.8%	1.7%

Operating Income (Loss)
(for the first quarter ended December 31, 2022, and January 1, 2022)
	First Quarter
			Operating Margin
	2023	2022	2023	2022
Beef	$166	$956	3.5%	19.1%
Pork	(21)	164	(1.4)%	10.1%
Chicken	69	140	1.6%	3.6%
Prepared Foods	258	186	10.2%	8.0%
International/Other	(5)	9	n/a	n/a
Total	$467	$1,455	3.5%	11.3%
ADJUSTED SEGMENT RESULTS (in millions)

Adjusted Operating Income (Loss) (Non-GAAP)[1]
(for the first quarter ended December 31, 2022, and January 1, 2022)
	First Quarter
			Adjusted Operating Margin (Non-GAAP)
	2023	2022	2023	2022
Beef	$129	$956	2.7%	19.1%
Pork	(19)	164	(1.2)%	10.1%
Chicken	77	117	1.8%	3.0%
Prepared Foods	266	186	10.5%	8.0%
International/Other	—	9	n/a	n/a
Total	$453	$1,432	3.4%	11.1%

OUTLOOK
For fiscal 2023, the United States Department of Agriculture (USDA) indicates domestic protein production (beef, pork, chicken and turkey) should be relatively flat compared to fiscal 2022 levels. The following is a summary of the outlook for each of our segments, as well as an outlook for revenues, capital expenditures, net interest expense, liquidity and tax rate for fiscal 2023. Certain of the outlook numbers include adjusted operating margin (a non-GAAP metric) for each segment. The Company is not able to reconcile its full-year fiscal 2023 projected adjusted results to its fiscal 2023 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort. Adjusted operating margin should not be considered a substitute for operating margin or any other measures of financial performance reported in accordance with GAAP. Investors should rely primarily on the Company’s GAAP results and use non-GAAP financial measures only supplementally in making investment decisions
Beginning in fiscal 2022, we launched a new productivity program, which is designed to drive a better, faster and more agile organization that is supported by a culture of continuous improvement and faster decision making. We targeted an aggregate $1 billion in productivity savings by the end of fiscal 2024 relative to a fiscal 2021 cost baseline. We realized more than $700 million of productivity savings in fiscal 2022, which partially offset the impacts of inflationary market conditions, and we believe we will exceed our aggregate $1 billion target in fiscal 2023, a year ahead of our plan.
Beef
USDA projects domestic production will decrease approximately 5% in fiscal 2023 as compared to fiscal 2022. We anticipate an adjusted operating margin of 2% to 4% in fiscal 2023 as margins are expected to decrease from historically high levels.
Pork
USDA projects domestic production will be relatively flat in fiscal 2023 as compared to fiscal 2022. We anticipate adjusted operating margin of 0% to 2% in fiscal 2023.
Chicken
USDA projects chicken production will increase approximately 3% in fiscal 2023 as compared to fiscal 2022. We anticipate an adjusted operating margin of 2% to 4% for fiscal 2023.
Prepared Foods
We anticipate an adjusted operating margin of 8% to 10% in fiscal 2023 driven by volume growth, productivity and disciplined revenue management.
International/Other
We anticipate improved results from our foreign operations in fiscal 2023.
Revenue
We expect sales to be $55 billion to $57 billion in fiscal 2023.
Capital Expenditures
We expect capital expenditures of approximately $2.5 billion for fiscal 2023. Capital expenditures include spending for capacity expansion and utilization, automation to alleviate labor challenges and brand and product innovation.
Net Interest Expense
We expect net interest expense to approximate $330 million for fiscal 2023.
Liquidity
We expect total liquidity, which was approximately $2.9 billion at December 31, 2022, to remain above our minimum liquidity target of $1.0 billion.
Tax Rate
We currently expect our adjusted effective tax rate to be around 24% for fiscal 2023.
2 The Company is not able to reconcile its full-year fiscal 2023 projected adjusted results to its fiscal 2023 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort. Adjusted operating margin should not be considered a substitute for operating margin or any other measures of financial performance reported in accordance with GAAP. Investors should rely primarily on the Company’s GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	December 31, 2022	January 1, 2022
Sales	$13,260	$12,933
Cost of Sales	12,292	10,918
Gross Profit	968	2,015

Selling, General and Administrative	501	560
Operating Income	467	1,455
Other (Income) Expense:
Interest income	(9)	(3)
Interest expense	84	100
Other, net	(42)	(52)
Total Other (Income) Expense	33	45
Income before Income Taxes	434	1,410
Income Tax Expense	114	284
Net Income	320	1,126
Less: Net Income Attributable to Noncontrolling Interests	4	5
Net Income Attributable to Tyson	$316	$1,121
Weighted Average Shares Outstanding:
Class A Basic	286	292
Class B Basic	70	70
Diluted	358	365
Net Income Per Share Attributable to Tyson:
Class A Basic	$0.91	$3.16
Class B Basic	$0.81	$2.84
Diluted	$0.88	$3.07
Dividends Declared Per Share:
Class A	$0.500	$0.475
Class B	$0.450	$0.428

Sales Growth	2.5%
Margins: (Percent of Sales)
Gross Profit	7.3%	15.6%
Operating Income	3.5%	11.3%
Net Income Attributable to Tyson	2.4%	8.7%
Effective Tax Rate	26.1%	20.2%

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	December 31, 2022	October 1, 2022
Assets
Current Assets:
Cash and cash equivalents	$654	$1,031
Accounts receivable, net	2,295	2,577
Inventories	5,596	5,514
Other current assets	408	508
Total Current Assets	8,953	9,630
Net Property, Plant and Equipment	9,120	8,685
Goodwill	10,550	10,513
Intangible Assets, net	6,213	6,252
Other Assets	1,842	1,741
Total Assets	$36,678	$36,821

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$490	$459
Accounts payable	2,530	2,483
Other current liabilities	2,094	2,371
Total Current Liabilities	5,114	5,313
Long-Term Debt	7,859	7,862
Deferred Income Taxes	2,473	2,458
Other Liabilities	1,445	1,377

Total Tyson Shareholders’ Equity	19,635	19,702
Noncontrolling Interests	152	109
Total Shareholders’ Equity	19,787	19,811

Total Liabilities and Shareholders’ Equity	$36,678	$36,821

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	December 31, 2022	January 1, 2022
Cash Flows From Operating Activities:
Net income	$320	$1,126
Depreciation and amortization	303	300
Deferred income taxes	8	77
Other, net	68	11
Net changes in operating assets and liabilities	63	(82)
Cash Provided by Operating Activities	762	1,432

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(589)	(408)
Purchases of marketable securities	(7)	(7)
Proceeds from sale of marketable securities	7	7
Acquisition, net of cash acquired	(39)	—
Acquisition of equity investments	(36)	(45)
Other, net	(5)	(6)
Cash Used for Investing Activities	(669)	(459)

Cash Flows From Financing Activities:
Proceeds from issuance of debt	54	26
Payments on debt	(58)	(43)
Purchases of Tyson Class A common stock	(313)	(348)
Dividends	(169)	(164)
Stock options exercised	4	46
Other, net	—	(1)
Cash Used for Financing Activities	(482)	(484)
Effect of Exchange Rate Changes on Cash	12	2
(Decrease) Increase in Cash and Cash Equivalents and Restricted Cash	(377)	491
Cash and Cash Equivalents and Restricted Cash at Beginning of Year	1,031	2,637
Cash and Cash Equivalents and Restricted Cash at End of Period	654	3,128
Less: Restricted Cash at End of Period	—	172
Cash and Cash Equivalents at End of Period	$654	$2,956

TYSON FOODS, INC.
EBITDA and Adjusted EBITDA Non-GAAP Reconciliations
(In millions)
(Unaudited)

	Three Months Ended		Fiscal Year Ended	Twelve Months Ended
	December 31, 2022	January 1, 2022	October 1, 2022	December 31, 2022

Net income	$320	$1,126	$3,249	$2,443
Less: Interest income	(9)	(3)	(17)	(23)
Add: Interest expense	84	100	365	349
Add: Income tax expense	114	284	900	730
Add: Depreciation	243	236	945	952
Add: Amortization [3]	58	62	246	242
EBITDA	$810	$1,805	$5,688	$4,693

Adjustments to EBITDA:
Less: Production facilities fire insurance proceeds, net of costs [4]	$(35)	$(45)	$(114)	$(104)
Add: Restructuring and related charges	21	—	66	87
Total Adjusted EBITDA	$796	$1,760	$5,640	$4,676

Total gross debt			$8,321	$8,349
Less: Cash and cash equivalents			(1,031)	(654)
Less: Short-term investments			(1)	(2)
Total net debt			$7,289	$7,693

Ratio Calculations:
Gross debt/EBITDA			1.5x	1.8x
Net debt/EBITDA			1.3x	1.6x

Gross debt/Adjusted EBITDA			1.5x	1.8x
Net debt/Adjusted EBITDA			1.3x	1.6x
3 Excludes the amortization of debt issuance and debt discount expense of $2 million for the three months ended December 31, 2022 and January 1, 2022, and $11 million for the fiscal year ended October 1, 2022 and the twelve months ended December 31, 2022 as it is included in interest expense.
4 Relates to fires at production facilities in Chicken in the fourth quarter of fiscal 2021 and Beef in the fourth quarter of fiscal 2019. Amount includes insurance proceeds, net of costs incurred, of $35 million recognized in Cost of Sales in the first quarter of fiscal 2023, $62 million net proceeds recognized in Cost of Sales and $52 million net proceeds recognized in Other, net for fiscal 2022, and $23 million recognized in Cost of Sales and $22 million net proceeds recognized in Other, net in the first quarter of fiscal 2022.
EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Net debt to EBITDA (Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents and short-term investments, to EBITDA (and to Adjusted EBITDA). EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measurements in the evaluation of our business. Adjusted EBITDA is a tool intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis.
We believe the presentation of these financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies; however, the measurements of EBITDA (and Adjusted EBITDA) and net debt to EBITDA (and to Adjusted EBITDA) may not be comparable to those of other companies, which may limit their usefulness as comparative measures. EBITDA (and Adjusted EBITDA) and net debt to EBITDA (and to Adjusted EBITDA) are not measures required by or calculated in accordance with GAAP and should not be considered as substitutes for net income or any other measure of financial performance reported in accordance with GAAP or as a measure of operating cash flow or liquidity. EBITDA (and Adjusted EBITDA) is a useful tool for assessing, but is not a reliable indicator of, our ability to generate cash to service our debt obligations because certain of the items added to net income to determine EBITDA (and Adjusted EBITDA) involve outlays of cash. As a result, actual cash available to service our debt obligations will be different from EBITDA (and Adjusted EBITDA). Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.

TYSON FOODS, INC.
Adjusted EPS Non-GAAP Reconciliation
(In millions, except per share data)
(Unaudited)

	First Quarter
	Pretax Impact		EPS Impact
	2023	2022	2023	2022

Reported net income per share attributable to Tyson (GAAP EPS)			$0.88	$3.07

Less: Production facilities fire insurance proceeds, net of costs [4]	$(35)	$(45)	(0.07)	(0.10)

Add: Restructuring and related charges	$21	$—	0.04	—

Less: Remeasurement of net deferred tax liabilities at lower enacted state tax rates	$—	$—	—	(0.10)

Adjusted net income per share attributable to Tyson (Adjusted EPS)			$0.85	$2.87
Adjusted net income per share attributable to Tyson (Adjusted EPS) is presented as a supplementary measure of our financial performance that is not required by, or presented in accordance with, GAAP. We use Adjusted EPS as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe Adjusted EPS is meaningful to our investors to enhance their understanding of our financial performance and is frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS. Further, we believe that Adjusted EPS is a useful measure because it improves comparability of results of operations from period to period. Adjusted EPS should not be considered a substitute for net income per share attributable to Tyson or any other measure of financial performance reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of Adjusted EPS may not be comparable to similarly titled measures reported by other companies.

TYSON FOODS, INC.
Adjusted Operating Income (Loss) Non-GAAP Reconciliations
(In millions)
(Unaudited)

Adjusted Operating Income (Loss)
(for the first quarter ended December 31, 2022)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$166	$(21)	$69	$258	$(5)	$467
(Less)/Add: Production facilities fire insurance proceeds, net of costs [4]	(42)	—	7	—	—	(35)
Add: Restructuring and related charges	5	2	1	8	5	21
Adjusted operating income (loss)	$129	$(19)	$77	$266	$—	$453

Adjusted Operating Income
(for the first quarter ended January 1, 2022)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income	$956	$164	$140	$186	$9	$1,455
Less: Production facilities fire insurance proceeds, net of costs[4]	—	—	(23)	—	—	(23)
Adjusted operating income	$956	$164	$117	$186	$9	$1,432
Adjusted operating income (loss) is presented as a supplementary measure of our operating performance that is not required by, or presented in accordance with, GAAP. We use adjusted operating income (loss) as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe adjusted operating income (loss) is meaningful to our investors to enhance their understanding of our operating performance and is frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report adjusted operating income (loss). Further, we believe that adjusted operating income (loss) is a useful measure because it improves comparability of results of operations from period to period. Adjusted operating income (loss) should not be considered as a substitute for operating income (loss) or any other measure of operating performance reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of adjusted operating income (loss) may not be comparable to similarly titled measures reported by other companies.

About Tyson Foods, Inc.
Tyson Foods, Inc. (NYSE: TSN) is one of the world’s largest food companies and a recognized leader in protein. Founded in 1935 by John W. Tyson and grown under four generations of family leadership, the Company has a broad portfolio of products and brands like Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, Aidells®, ibp® and State Fair®. Headquartered in Springdale, Arkansas, the Company had approximately 142,000 team members on October 1, 2022. Through its Core Values, Tyson Foods strives to operate with integrity, create value for its shareholders, customers, communities and team members and serve as a steward of the animals, land and environment entrusted to it. Visit www.tysonfoods.com.
Conference Call Information and Other Selected Data
A conference call to discuss the Company's financial results will be held at 9 a.m. Eastern Monday, February 6, 2023. A link for the webcast of the conference call is available on the Tyson Investor Relations website at http://ir.tyson.com. The webcast also can be accessed by the following direct link: https://events.q4inc.com/attendee/624062600. For those who cannot participate at the scheduled time, a replay of the live webcast and the accompanying slides will be available at http://ir.tyson.com. A telephone replay will also be available until Wednesday, March 8, 2023, toll free at 1-877-344-7529, international toll 1-412-317-0088 or Canada toll free 855-669-9658. The replay access code is 3077367. Financial information, such as this news release, as well as other supplemental data, can be accessed from the Company's web site at http://ir.tyson.com.
Forward-Looking Statements
Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2023 other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the COVID-19 pandemic and associated responses thereto have had an adverse impact on our business and operations, and the extent that the COVID-19 pandemic continues to impact us will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the COVID-19 related impacts on the market, including production delays, labor shortages and increases in costs and inflation; (ii) the effectiveness of our financial excellence programs; (iii) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (iv) cyberattacks, other cyber incidents, security breaches or other disruptions of our information technology systems; (v) risks associated with our failure to consummate favorable acquisition transactions or integrate certain acquisitions’ operations; (vi) the Tyson Limited Partnership’s ability to exercise significant control over the Company; (vii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (viii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (ix) outbreak of a livestock disease (such as African swine fever (ASF), avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to conduct our operations; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) effectiveness of advertising and marketing programs; (xii) significant marketing plan changes by large customers or loss of one or more large customers; (xiii) our ability to leverage brand value propositions; (xiv) changes in availability and relative costs of labor and contract farmers and our ability to maintain good relationships with team members, labor unions, contract farmers and independent producers providing us livestock, including as a result of our plan to relocate certain corporate team members to our world headquarters in Springdale, Arkansas; (xv) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (xvi) the effect of climate change and any legal or regulatory response thereto; (xvii) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xviii) adverse results from litigation; (xix) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xx) impairment in the carrying value of our goodwill or indefinite life intangible assets; (xxi) our participation in a multiemployer pension plan; (xxii) volatility in capital markets or interest rates; (xxiii) risks associated with our commodity purchasing activities; (xxiv) the effect of, or changes in, general economic conditions; (xxv) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics, armed conflicts or extreme weather; (xxvi) failure to maximize or assert our intellectual property rights; (xxvii) effects related to changes in tax rates, valuation of deferred tax assets and liabilities, or tax laws and their interpretation; and (xxviii) the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including those included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly reports on Form 10-Q.

Media Contact: Derek Burleson, 479-290-6466 Investor Contact: Brandon Tucker, 479-290-3927	Source: Tyson Foods, Inc. Category: IR, Newsroom